UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2014

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-0270334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150, Atlanta, GA 30309
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement

On January 13, 2014 the Company announced that it is acquiring AcceleratingED, LLC (http://www.acceleratinged.com/), a consulting operation with a focus on business development and scaling for educational services and educational technology providers, and is naming its founder, Dave Saba, to the role of President of Sibling. The transaction was completed effective February 1, 2014. The consideration given in the asset purchase was a total of 800,000 shares of restricted common stock. The issuance is detailed in the table below.

The Company is in advanced conversations with a number of acquisitions at this time and expects to make a number of announcements in the near term. Further, on completion of these transactions it expects to have a senior management team in place, and have an expanded Board of Directors consisting on highly qualified individuals from both education, and the business community.

Item 3.02

Unregistered Sales of Equity Securities

During the period from January 1, 2014 through the date of this filing, the Company made a number of issuances of its restricted common stock as consideration for consulting services, and to reduce its obligations. The policy for most of its recurring consulting agreements is to issue shares monthly based on a formula that provides for a specific dollar amount, currently ranging from $3,500 per month, to $10,000 per month, to certain individuals. In some cases a one time issuance was also provided as compensation for work performed before consideration of a recurring event. Further, from time to time, it enters into consulting agreements that call for a one time only payment to certain groups or individuals. The list of current period issuances appears in the table below. As a result of these transactions, the Company issued 2,653,333shares during the period from January 1, 2014 though the date of this filing, leaving its shares of common stock outstanding at 34,658,961. There are no preferred,or other classes of shares, outstanding at this time. There are no warrants, options, or convertible debt outstanding at this time.

RESTRICTED SHARE ISSUANCES FROM 1/1/2014 THROUGH 2/14/2014 (UNAUDITED)

DATE	DESCRIPTION	CHARGE	PER SHARE	SHARES ISSUED	NOTES
1/1/2014	DELUCA CONSULTING	$3,500.00	0.05	70,000	SEE NOTE 1
1/1/2014	DANKLEFSEN CONSULTING	$5,000.00	0.05	100,000	SEE NOTE 1
1/1/2014	ROSS CONSULTING	$8,000.00	0.05	160,000	SEE NOTE 1
1/1/2014	MOORE CONSULTING	$3,500.00	0.05	70,000	SEE NOTE 1
1/1/2014	CONSULTING - ARM, LLC	$7,000.00	0.05	140,000	SEE NOTE 1
1/1/2014	CONSULTING - M. LEATH	$5,000.00	0.05	100,000	SEE NOTE 1
1/1/2014	HILL CONSULTING	$6,500.00	0.05	130,000	SEE NOTE 1
1/1/2014	ORANGE CURTAIN MEDIA/JAN.	$5,000.00	0.05	100,000	SEE NOTE 4
2/1/2014	SABA - SHARES ISSUED IN ASSET ACQUSITION	$80,000.00	0.10	800,000	SEE NOTE 5
2/1/2014	SABA - SHARES ISSUED FOR BOARD ROLE	$50,000.00	0.10	500,000	SEE NOTE 3
2/4/2014	DELUCA CONSULTING	$3,500.00	0.09	38,889	SEE NOTE 1
2/4/2014	DANKLEFSEN CONSULTING	$5,000.00	0.09	55,556	SEE NOTE 1
2/4/2014	ROSS CONSULTING	$8,000.00	0.09	88,889	SEE NOTE 1
2/4/2014	MOORE CONSULTING	$3,500.00	0.09	38,889	SEE NOTE 1
2/4/2014	CONSULTING - ARM, LLC	$7,000.00	0.09	77,778	SEE NOTE 1
2/4/2014	CONSULTING - M. LEATH	$5,000.00	0.09	55,556	SEE NOTE 1
2/4/2014	HILL CONSULTING	$6,500.00	0.09	72,222	SEE NOTE 1
2/4/2014	ORANGE CURTAIN MEDIA/FEB.	$5,000.00	0.09	55,556	SEE NOTE 4
				34,658,961	ISSUED AT 2/17/14

———————

NOTE 1 – During 2014 the Company expects to issue restricted common stock as payment for a number of consulting agreements for specific assistance related to curriculum development, new product development, business development and other general consulting. These agreements call for specific one time, or per month, amounts and are paid for in stock. The number of shares to be issued is determined monthly, based on the amount owed for that month, divided by 110% of the ten (10) day average closing price for stock during the first ten (10) days of the month in which the charge was incurred. In some cases, an initial issuance of shares was made at the beginning of the effort, generally for work already performed. All of these agreements are subject to cancellation on sixty (60) days notice.

NOTE 2 – As described in NOTE 1, certain of the consulting agreements entered into call for a one time payment for services rendered, either as an initial payment, or for payment of services rendered. The issuances noted here are for those one time payments.

NOTE 3 – The compensation policy during FY2014 for members of the Board of Directors includes 1) an initial issuance of 350,000 shares on joining the Board, and 2) an annual stipend of 150,000. The issuances noted here cover the initial issuance for Dave Saba, who joined the Board in February 2014.

NOTE 4 – During the period the Company generally makes an attempt to convert any debts owed into common stock issuances, as a prudent effort to clean its balance sheet of obligations. Any shares issued are restricted shares. The accounting requires that the shares issued be charged to the Company based on the closing price of the stock on that day, as if the shares were free trading, even though they were restricted. Any  adjustments in accounting will be reflected in the fiscal audit report for the period ended 12/31/14.

NOTE 5 – The Company acquired the assets of AcceleratingEd, LLC from its sole owner, Mr. Dave Saba. The consideration for this transaction was the issuance of 800,000 shares of restricted common stock, as shown here.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 1, 2014 the Company completed the acquisition of AcceleratingEd, LLC, and all related assets from Dave Saba, it sole owner. The Board also extended an offer to Mr. Saba to join the Board, and offered him the position of President. On  February 1, 2014, Mr. Saba became President of the Company, and joined the Board of Directors. His base salary as President is $160,000 per year, and he is eligible for an additional bonus of $80,000, as well as other compensation as determined by the Board of Directors. His compensation will accrue until sufficient financing is in place for ongoing operations. As is the current policy for all directors, he will receive 350,000 shares of restricted common stock upon joining the Board, as well as 150,000 shares of restricted common stock as the 2014 stipend for all Board members. His total shares owned as of this date are now 1,500,000, including 800,000 that were issued in consideration for the acquisition of his business (see above), 200,000 from a prior consulting agreement for services during FY2013, and 500,000 shares in conjunction with his appointment to the Board of Directors.

Mr. Saba is a successful business executive, graduating from the Naval Academy in 1983 with a bachelors degree in Engineering, and, in 1990, was awarded a Masters in Engineering Management from the University of South Florida. Before founding AcceleratingEd, he was COO for the Math + Science Initiative, Inc.  The National Math + Science Initiative is focused on transforming schools in the United States through innovative programs with a budget of over $45 million annually. Prior to that he was CEO of Laying the Foundation, Inc. which provides teacher training and support. He has had other senior management roles in manufacturing, engineering and healthcare, as well as his experience in education.

As a result of the appointment of Mr. Saba, the former President, Mack Leath, has stepped down from that position, though he is still retained on a consulting basis to assist in administrative tasks at a rate of $5,000 per month, paid in stock under the same provisions as all other consultants (see NOTE 1 above). Mr. Leath remains the Secretary of the Company, and a member of the Board of Directors as well, along with Ms. Amy Lance, Chairman, and Mr. Andrew Honeycutt, and the newly appointed Mr. Dave Saba, for a total of (4) directors at this time. Further appointments are expected in the near term.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

By:	/s/ Ms. Amy Lance	Date:	02/17/14
Name:	Amy Lance
Title:	Chairman of the Board

By:	/s/ Mr. Mack Leath	Date:	02/17/14
Name:	Mack Leath
Title:	Secretary

By:	/s/ Mr. Dave Saba	Date:	02/17/14
Name:	Dave Saba
Title:	President